Exhibit 15.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form F-3 (No. 333-206660) of Petróleo Brasileiro S.A.—Petrobras and Petrobras Global Finance B.V. (No. 333-206660-01) of our report dated April 26, 2017 relating to the financial statements, which appears in this Form 20-F.

/s/ Marcos Donizete Panassol Marcos Donizete Panassol Engagement Leader PricewaterhouseCoopers Rio de Janeiro—Brazil April 18, 2018